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                                                                  EXHIBIT 23.1




                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated May 15, 1996 on our audit of the financial statements of Czech Industries, Inc., the company now known as Eastbrokers International Incorporated (the "Company"), for the three month period ended March 31, 1996, included in the Company's Annual Report on Form 10-KSB dated June 28, 1996, as amended by Form 10-KSB/A No. 1 dated August 27, 1996 and of our report dated February 23, 1996 on our audit of the financial statements for the fiscal year ended December 31, 1995, included in the Company's Annual Report on Form 10-KSB dated March 15, 1996.




                                                   PANNELL KERR FORSTER, P.C.




Alexandria, Virginia
May 8, 1997